EXHIBIT 23.A

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-82412) and Form S-8 (File Nos. 333-96959, 333-26813, 333-26831, 333-26823, 033-46519, 033-49956, 033-51851, 033-57553, 033-51853, 333-75781, 333-78949, 333-78951, 333-78979, 333-94717, 333-94719, 333-52100, 333-64240, 333-64236, 333-31060, 333-82506) of El Paso Corporation of our report dated March 25, 2005, except for the restatement described in the fifth paragraph of Note 1 to the consolidated financial statements and the matter described in the penultimate paragraph of Management’s Report on Internal Control over Financial Reporting, as to which the date is April 8, 2005, and except for the restatement described in the sixth paragraph of Note 1 to the consolidated financial statements and the matters described in the penultimate paragraph of Management’s Report on Internal Control Over Financial Reporting, as to which the date is June 15, 2005, relating to the consolidated financial statements and financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K/A.

/s/PricewaterhouseCoopers LLP

Houston, Texas
June 15, 2005